EXHIBIT 4.11
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                     FRENCH FRAGRANCES, INC.

             Non-Employee Director Stock Option Plan

     1. Purpose. The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not current employees of French Fragrances, Inc. (the "Company") as members of the Board of Directors and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company.

     2. Definitions. As used herein, the following terms shall have the meanings indicated:

          "Annual Meeting Date" means 5:00 p.m. on the date of the annual meeting of the Company's shareholders at which the Directors are elected.

          "Board" means the Company's Board of Directors.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" refers to French Fragrances, Inc., a Florida corporation, or any successor thereof.

          "Director" means a member of the Board.

          "Effective Date" is the date specified in Section 16.1.

          "Eligible Director" means any person who is a member of the Board and who, at the time of the grant, is not an "employee" of the Company and/or any of its subsidiaries, within the meaning of the Employee Retirement Security Act of 1974, as amended ("ERISA").

          "Fair Market Value" of the Common Stock on any date of reference shall be determined in good faith by the Board and may, among other methods, be the Closing Price of the Common Stock preceding the grant date or the average of the Closing Prices of the Common Stock on each of the 30 business days immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system; or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

          "Initial Grant Date" means the date on which a person is first elected as a member of the Board.

          "Option" (when capitalized) means any stock option granted under this Plan.

          "Option Agreement" means the agreement between the Company and the Optionee for the grant of an option.

          "Option Period" means the ten year period between the date an Option is granted and the expiration date of the Option.

          "Optionee" means a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          "Plan" shall mean this Non-Employee Director Stock Option Plan for the Company.

          "Share(s)" shall mean a share or shares of the Common Stock.

     3. Shares and Options. Subject to Section 11 of this Plan, the maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall be 200,000 shares. Shares of Common Stock shall be made available for issuance pursuant to the Plan either from shares of Common Stock reacquired by the Company (either directly or indirectly through an agent, trustee or other person or entity) or from authorized but unissued shares. Any shares of Common Stock with respect to which Options have expired or terminated for any reason other than exercise of such Options, shall again be available for issuance pursuant to the Plan, to the extent permitted under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4. Grants of Options. Each Eligible Director elected after the Effective Date shall receive an initial grant of an Option to purchase 7,000 Shares on the Initial Grant Date. In addition, commencing in 1996 and provided that a sufficient number of shares remain available under this Plan, each Eligible Director who is re-elected to serve as a director on the Annual Meeting Date, shall be granted an option to purchase 7,500 shares each year on the Annual Meeting Date. Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of this Plan and such other provisions consistent with this Plan as the Board may determine. The options to be granted under this Plan shall be nonqualified stock options (stock options which do not constitute "incentive stock options" within the meaning of Section 422A of the
Code).

     5. Exercise Price. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     6. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option; (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made; and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. The exercise price of any Shares purchased, and any required tax payment, shall be paid, at the election of the Company, in cash, by the tender of Shares, or both. If payment is made in cash, it may be made by certified or official bank check, personal check or money order. If payment is made by the tender of Shares, the Fair Market Value of each Share shall be determined as of the day the Shares are tendered for payment or, if no sale or bid has been made on such date, then on the last preceding day on which such sale or bid shall have been made. Any excess of the value of the tendered Shares over the purchase price will be returned to the Optionee as follows:

          (i) any whole Shares remaining in excess of the purchase price will be returned to the Optionee in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion;

          (ii) any partial Shares remaining in excess of the purchase price will be returned to the Optionee in cash.

     No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 11 hereof.

     7. Issuance of Shares. No shares shall be issued and delivered upon exercise of any option unless and until in the opinion of the Company's legal counsel, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

     8.   Vesting; Exercisability.

          8.1 Each Option granted hereunder on an Annual Meeting Date shall vest and become nonforfeitable on the next Annual Meeting Date, if the Optionee has continued to serve as a Director until that meeting. An Option granted other than on an Annual Meeting Date shall vest and become nonforfeitable on the first anniversary of the day on which such Option was granted, if the Optionee has continued to serve as a Director until that day. An Option shall on that day and thereafter be exercisable, subject only
Section 8.2.

          8.2 The expiration date of an Option shall be 10 years from the date of grant of the Option, subject to earlier termination pursuant to
Section 10.

     9. Change of Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a "Change of Control" as defined in this Section 9:

          9.1 Any Option previously granted under the Plan to an Eligible Director on the date of a "Change in Control" (as defined in Section 13.2) automatically shall become fully exercisable and vested, subject only to legal restrictions on the issuance of Shares set forth in Section 13 and the provisions of the next sentence. Unless an Optionee can transfer an Option or Shares issued upon exercise of an Option without incurring liability under
Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise) or the underlying Shares.

          9.2  For purposes of Section 9.1, a "Change of Control" shall mean:

          (a) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

          (b) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such organization, merger or consolidation; or

          (c) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition. The term "the sale or other disposition of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company
Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average Fair Market Value per share for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock.

     10. Termination of Option Period. An Optionee whose directorship terminates for any reason other than death or disability (as defined in Section 105(d)(4) of the Code) shall be entitled to exercise any Options which are then exercisable only within the six-month period after the date he ceases to serve as a director; after such six-month period, such Options shall be null and void. In the case of termination of the directorship by reason of the Director's death or disability within the meaning of Section 105(d)(4) of the Code, the Option or any portion thereof which was not exercisable on the date of termination shall be accelerated and become immediately exercisable, and the period to exercise such Option shall be twelve months, subject to the earlier expiration of the Option Period. The estate of an Optionee who dies, or a person who acquires the right to exercise an Option, including any portion of such Option which was not exercisable at the time of death, by bequest or inheritance or by reason of the death of the Optionee, may exercise the Option only within the twelve-month period after the death of the Optionee, subject to the earlier expiration of the Option Period.

     11.  Adjustment of Shares.

          11.1 Option Agreements evidencing Options shall be subject to adjustment by the Board as to the number and price of Shares subject to such Options in the event of changes in the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

          11.2 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

          11.3 Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate
(i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

     12. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws or descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     13. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

          (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that Optionee is acquiring the Shares to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

          (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     14. Administration of the Plan. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan, provided that the Board does not have any discretion with respect to the grant of options under the Plan.

     15.  Interpretation.

          15.1 If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and this Plan is intended to constitute a "Formula Plan" pursuant to Rule 16b-3(c)(2)(ii) under the Exchange Act. To the extent any provision of the Plan or action by the Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

          15.2 The determinations and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16.  Term of Plan; Amendment and Termination of the Plan.

          16.1 This Plan is effective as of January 26, 1995; provided, however, that within one year after such date, the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the Company's shareholders, of any adjournment thereof. This Plan shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the Effective Date. Any Option granted under this Plan prior to the date that shareholder approval is obtained pursuant to this Section 16.1 shall be deemed to have been granted as of the date such shareholder approval is obtained.

          16.2 The Board may from time to time amend, terminate or suspend the Plan or any Option; provided, however, that except to the extent provided in Section 10, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the 1934 Act; (ii) permit the granting of Options that expire beyond the maximum 10-year period described in Section 8.2; (iii) extend the termination date of the Plan as set forth in Section 16.1; or (iv) give the directors discretion with respect to the grant of options; and, provided further, that except to the extent otherwise specifically provided in Section 10, no amendment, termination or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

          16.3 Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to Directors, the exercise price per share under each such Option, when and under what circumstances an Option will be granted, and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes in the Code, or the rules promulgated thereunder, and under ERISA, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

     17. No Right to Service. Except as provided in this Plan, no Eligible Director shall have any claim or right to be granted a stock option under the Plan. Neither the Plan nor any action pursuant thereto shall be construed as giving any Eligible Director a right to be retained in the service of the Company. The adoption of this Plan shall not affect any other compensation, retirement or other benefit plan or program in effect for the Company.

     18. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.

As adopted by the Board of Directors on January 26, 1995, and amended on November 30, 1995 and March 29, 1996.